Exhibit 99.2

Third Quarter 2013

Supplemental Operating and Financial Data

Talison Row

Charleston, SC

Trade Street Residential, Inc.

19950 W. Country Club Drive, Suite 800

Aventura, Florida 33180

786-248-5200

www.tradestreetresidential.com

Trade Street Residential, Inc.

Third Quarter 2013	Supplemental Financial Information

Trade Street RESIDENTIAL Reports Third Quarter 2013 Results

– NOI Increases 16.2% Compared to a Year Ago –

– Average Occupancy Increases 1.1% to 96.5% Compared to a Year Ago –

– Average Portfolio Age Decreases 25% to 15 Years Sequentially –

– Acquires Two Class A Communities In Core Southeast Market –

AVENTURA, FL, November 7, 2013 – Trade Street Residential, Inc. (NASDAQ: TSRE) (the “Company”), a fully integrated owner and operator of high-quality apartment communities located primarily in the southeastern United States, today announced consolidated results for the three and nine months ended September 30, 2013.

Operational and Financial Highlights for Third Quarter 2013

•	Reported Core FFO of $0.1 million, or $0.01 per share

•	Same store net operating income, or same store NOI, increased 16.2% compared to the same period in the prior year. Same store revenue increased 5.8% and same store expenses decreased 3.9%.

•	Same store average occupancy was 96.5% at quarter end, a gain of 110 basis points compared to the same period last year.

•	Same store average rent increased to $798 per unit, an increase of 2.7% compared to the same period last year.

•	Acquired two class A properties including a 274-unit apartment community in Charleston, South Carolina and a 208-unit apartment community in Charlotte, North Carolina.

“We are extremely pleased with the performance of our portfolio in the third quarter, with increased occupancy and higher rental rates, helping generate meaningful improvement in margins and cash flows” stated Michael Baumann, Chairman and Chief Executive Officer of Trade Street Residential. “We added two properties to our portfolio and continue to actively source accretive opportunities to expand our offering of luxury apartments. As we move into 2014, we expect to achieve improvements in our operating results and create significant value for all shareholders as we continue realizing the benefits of actions we have taken in the past year to strengthen our company.”

Financial Results for the Three Months Ended September 30, 2013

Net income attributable to common stockholders for the third quarter of 2013 was $1.4 million as compared to a net loss of ($1.5) million in the prior year period. The increase in net income was primarily the result of a one-time gain on acquired assets which more than offset higher operating expenses. Net income per basic and diluted share increased to $0.12 from a net loss per share of ($0.41).

Funds from Operations, or FFO, for the third quarter of 2013 was a deficit of ($1.7) million, or ($0.15) per diluted share, as compared to a deficit of ($0.2) million, or ($0.06) per diluted share in the prior year period. The decrease in FFO from the prior period is primarily the result of higher G&A, most notably, severance costs related to the replacement of our Chief Financial Officer, partially offset by the add back of higher depreciation and amortization for the three months ended September 30, 2013 as compared to September 30, 2012.

Core FFO for the third quarter of 2013 was $0.1 million, or $0.01 per diluted share, as compared to essentially break-even, or $0.00 per diluted share in the prior year period. The increase in core FFO from the prior period is largely the result of a higher add back of non-cash items, including acquisition and recapitalization costs (which are added to FFO to arrive at Core FFO) for the three months ended September 30, 2013 as compared to September 30, 2012.

Portfolio Performance

Same store net operating income (“NOI”) for the third quarter of 2013 was $2.0 million as compared to $1.7 million in the prior year period. Same store NOI increased 16.2% from the third quarter of 2012, driven by a 5.8% increase in same store revenue and a 3.9% reduction in same store property expenses compared to the third quarter of 2012. The increase in same store revenue was driven primarily by a 110 basis point increase in average occupancy to 96.5%, and a 2.7% increase in average rent to $798 per month.

On a sequential quarter basis, third quarter 2013 same store revenue increased 1.5% compared to the second quarter of 2013, while same store property expenses increased 0.4% driving same store NOI growth of 2.4%.

For the nine months ended September 30, 2013, same store revenue increased 6.0%, same store property expenses increased 1.2%, and same store NOI increased 10.6%, compared to the nine months ended September 30, 2012.

Transaction Activity

During the third quarter of 2013, Trade Street Residential acquired two new Class A apartment communities. The Company purchased Talison Row, a 274-unit Class A garden style multifamily community located in Charleston, South Carolina for $48.1 million. The Company also acquired Fountains Southend, a newly constructed 208-unit Class A urban transit-oriented apartment community located in Charlotte, North Carolina for $34.0 million. In September, the Company committed to the sale of Terrace at River Oaks, a 32-year old, 314-unit apartment community located in San Antonio, Texas, with a closing expected to occur during the fourth quarter. As a result of these acquisitions and the disposition, the Company further reduced the average age of its portfolio to 15 years as of the date of this release.

Balance Sheet and Financing Activity

As of September 30, 2013, Trade Street Residential had total debt outstanding of $253.8 million at an average interest rate of 4.4%, with 57.6% of the total debt fixed and a weighted average term-to-maturity of 6.3 years.

In August, the Company obtained a new $33.6 million first mortgage loan, which is secured by Talison Row. The 10-year loan has a fixed rate of 4.1% per annum with three years of interest-only payments followed by principal and interest payments thereafter. In September, the Company obtained a new $30.0 million interim first mortgage loan, which is secured by Fountains Southend. The loan has a floating rate based on LIBOR with interest only payments until maturity in March 2014, with an option to extend the loan for an additional three months. Also in September, the Company extended the maturity of an existing $35.0 million first mortgage loan, which is secured by Estates at Millenia. The loan has a floating rate based on LIBOR and matures in June 2014 with an option to extend the loan for an additional six months.

Dividend

On August 29, 2013, Trade Street Residential’s Board of Directors approved a third quarter 2013 dividend of $0.095 per share. This dividend was payable and paid on October 14, 2013, to shareholders of record on September 27, 2013.

Conference Call

The Company will host a webcast and conference call on Friday, November 8, 2013 at 11:00 a.m. Eastern time to review third quarter results and discuss recent events. To participate in the call, please dial 877-705-6003 (Domestic) or 201-493-6725 (International). The live webcast will be available at www.tradestreetresidential.com under the Investors section. A replay of the conference call will be available through November 22, 2013, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 10000616. Supplemental financial information is available in the Investor Relations section of the Company’s website under Financial Information.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a full service, vertically integrated, self-administered and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" in the Company's final prospectus relating to the Company’s recent public offering of its common stock.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO attributable to common stockholders because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the Company also excludes the impact of noncontrolling interests, only as they relate to operating partnership units, in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. In October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO and prior periods should be restated to be consistent with this guidance.

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact of straight-line adjustment for ground leases, gains/losses on extinguishment of debt, transaction costs related to acquisitions and reorganization, non-cash expense arising from the granting of restricted stock and severance costs. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO. A reconciliation of net income (loss) attributable to common stockholders to FFO and Core FFO attributable to common stockholders is included in the financial tables accompanying this press release.

Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization as well as property management fees paid to third parties, as such fees were paid prior to the recapitalization and will not be incurred in the future, as we are now self-administered and self-managed. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

The Company defines same store communities as communities owned and stabilized prior to January 1, 2012, excluding properties held for sale. A reconciliation of net income attributable to common stockholders to net operating income and same store net operating income is included in the financial tables accompanying this press release.

Investor Relations:

Stephen Swett

786-248-6099
ir@trade-street.com

Trade Street Residential, Inc.
3rd Quarter 2013	Operating Results
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

REVENUE:
Rental revenue	$7,168,343	$3,266,221	$17,864,619	$9,550,813
Other property revenues	858,851	310,507	1,884,575	934,446
TOTAL REVENUE	8,027,194	3,576,728	19,749,194	10,485,259

OPERATING EXPENSES:
Property operations	2,580,215	1,355,755	6,299,452	3,834,482
Real estate taxes and insurance	1,016,806	580,073	2,667,452	1,636,352
General and administrative	3,112,591	865,837	6,510,773	1,482,572
Depreciation and amortization	3,312,373	772,483	8,479,325	3,554,154
Asset impairment losses	-	-	613,120	-
Acquisition and recapitalization costs	472,390	-	916,076	1,851,459
TOTAL OPERATING EXPENSES	10,494,375	3,574,148	25,486,198	12,359,019

INCOME (LOSS) FROM OPERATIONS	(2,467,181)	2,580	(5,737,004)	(1,873,760)

OTHER INCOME (EXPENSES), NET:
Other income	26,374	19,198	69,933	247,969
Income (loss) from unconsolidated joint venture	(13,254)	2,043	41,674	41,277
Gain on bargain purchase	6,900,000	-	6,900,000	-
Interest expense	(2,210,066)	(1,202,170)	(6,110,105)	(2,509,116)
Amortization of deferred financing cost	(274,939)	(221,396)	(993,789)	(312,474)
Loss on extinguishment of debt	-	-	(1,145,657)	(537,938)

TOTAL OTHER INCOME (EXPENSE), NET	4,428,115	(1,402,325)	(1,237,944)	(3,070,282)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,960,934	(1,399,745)	(6,974,948)	(4,944,042)

DISCONTINUED OPERATIONS:
Income (loss) on operations of rental property	(80,023)	(336,739)	(249,473)	(1,636,834)
Gain from sale of rental property	-	-	1,945,894	-
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(80,023)	(336,739)	1,696,421	(1,636,834)

NET INCOME (LOSS)	1,880,911	(1,736,484)	(5,278,527)	(6,580,876)
(Income) loss allocated to noncontrolling interest holders	(257,497)	381,668	911,221	1,169,980
Dividends declared and accreted on preferred stock and units	(233,753)	(160,920)	(706,531)	(214,561)
Dividends to restricted stockholders	(28,678)	-	(28,678)	-
Extinguishment of equity securities	-	-	11,715,683	-
Adjustments attributable to participating securities	(1,227)	-	(2,491,957)	-
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,359,756	$(1,515,736)	$4,121,211	$(5,625,457)

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.13	$(0.32)	$0.31	$(2.39)
Discontinued operations	(0.01)	(0.09)	0.21	(0.98)
Net earnings (loss) attributable to common stockholders	$0.12	$(0.41)	$0.52	$(3.37)

Weighted average number of shares - basic and diluted	11,098,828	3,698,510	7,931,355	1,669,216

Dividends declared per common share	$0.0950	$-	$0.3375	$-

Trade Street Residential, Inc.
3rd Quarter 2013	Funds From Operations and Core Funds from Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss) attributable to common stockholders	$1,359,756	$(1,515,736)	$4,121,211	$(5,625,457)

Adjustments related to earnings per share computation (1)	-	-	(9,223,726)	-
Asset impairment losses	-	-	507,278	-
Real estate depreciation and amortization - continuing operations	2,858,909	602,696	7,015,557	2,922,279
Real estate depreciation and amortization - discontinued operations	-	604,931	364,139	2,655,173
Real estate depreciation and amortization - unconsolidated joint venture	79,533	76,381	239,261	240,806
Gain on bargain purchase	(5,955,389)	-	(5,708,868)	-
Gain on sale of discontinued operations	-	-	(1,609,978)	-

Funds from operations attributable to common stockholders (4)	(1,657,191)	(231,728)	(4,295,126)	192,801

Acquisition and recapitalization costs	407,720	-	757,936	1,522,298
Loss on early extinguishment of debt	-	-	954,674	442,301
Non-cash straight-line adjustment for ground lease expenses	88,538	80,885	255,521	233,971
Non-cash stock awards	1,076,128	-	1,191,122	-
Non-cash accretion of preferred stock and units	155,835	160,920	495,085	214,561

Core funds from operations attributable to common stockholders (4)	$71,030	$10,077	$(640,788)	$2,605,932

Per share data
Funds from operations - diluted	$(0.15)	$(0.06)	$(0.53)	$0.12
Core funds from operations - diluted	$0.01	$0.00	$(0.08)	$1.56

Weighted average common shares outstanding - diluted(2)(3)	11,393,665	3,698,510	8,081,580	1,669,216

1 See notes B and J to condensed consolidated financial statements as filed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

2  Includes non-vested portion of restricted stock awards.

3 Does not reflect the potential dilution of conversion of Class B contingent units into common units under certain circumstances. The outstanding Class B contingent units, which total approximately $21 million, can be converted into common units of our Operating Partnership only upon the sale or development and stabilization of four specified land assets.  Accordingly, as the dates and per share values of these conversions cannot be determined, the effects of these conversions have not been reflected in the per share amounts.  If the contingencies for all four land sites had been satisfied as of January 1, 2013, the Class B contingent units would have converted at a floor of $9.00 per share, which would have resulted in a total weighted average diluted shares and units outstanding of 13,737,165 and 10,425,080 for the three and nine months ended September 30, 2013, respectively.

4 See page 17 for the Company's definition of these non-GAAP measures.  Individual line items included in the computations are net of noncontrolling interests and include results from discontinued operations where applicable.

Trade Street Residential, Inc.
3rd Quarter 2013	Consolidated Balance Sheets
(Unaudited)

	September 30, 2013	December 31, 2012

ASSETS
Real estate assets
Land and improvements	$58,448,721	$35,445,776
Buildings and improvements	272,446,492	133,638,280
Furniture, fixtures, and equipment	8,981,332	6,269,689
	339,876,545	175,353,745
Less accumulated depreciation	(11,977,890)	(6,862,007)
Net investment in operating properties	327,898,655	168,491,738

Land held for future development (including $1,497,353 and $0 of consolidated
variable interest entity, respectively)	43,746,943	42,622,330
Operating properties held for sale	35,079,125	58,638,227
Net real estate assets	406,724,723	269,752,295

Investment in unconsolidated joint venture	2,449,491	2,581,789
Cash and cash equivalents (including $147,897 and $0 of consolidated variable
interest entity, respectively)	6,794,174	4,898,048
Restricted cash and lender reserves	3,948,187	2,796,338
Deferred financing costs, net	3,434,330	2,166,209
Intangible assets, net	2,693,277	1,692,114
Due from related parties	778,031	870,567
Deferred offering costs	268,551	2,497,577
Prepaid expenses and other assets	4,650,058	2,383,881
Discontinued operations	1,256,834	2,270,906
	26,272,933	22,157,429

TOTAL ASSETS	$432,997,656	$291,909,724

LIABILITIES
Indebtedness	$253,755,806	$133,245,422
Accrued interest payable	727,437	385,402
Accounts payable and accrued expenses	4,620,565	4,379,802
Dividends payable	1,240,036	138,066
Due to related parties	119,569	202,167
Security deposits and deferred rent	1,074,678	523,956
Payable for the redemption of noncontrolling interest	-	3,757,500
Acquisition consideration payable in preferred stock	294,000	3,674,315
Discontinued operations	30,303,861	53,161,251
TOTAL LIABILITIES	292,135,952	199,467,881

Commitments & contingencies	-	-

REDEEMABLE PREFERRED STOCK AND UNITS
Class A preferred stock; $0.01 par value; 423,326 shares authorized,
273,326 shares issued and outstanding at December 31, 2012	-	26,802,814
Noncontrolling interest - Operating Partnership - Preferred B and C units	-	19,400,338

STOCKHOLDERS' EQUITY
Class A preferred stock; $0.01 par value; 423,326 shares authorized,
309,130 shares issued and outstanding at September 30, 2013	3,091	-
Common stock, $0.01 par value per share; 1,000,000,000 authorized; 11,468,665 and 4,717,345
shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	114,687	47,174
Additional paid-in capital	163,783,248	73,560,482
Accumulated deficit	(42,326,926)	(37,959,620)
TOTAL STOCKHOLDERS' EQUITY - TRADE STREET RESIDENTIAL, INC.	121,574,100	35,648,036
Noncontrolling interests	19,287,604	10,590,655
TOTAL STOCKHOLDERS' EQUITY	140,861,704	46,238,691

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$432,997,656	$291,909,724

Trade Street Residential, Inc.
3rd Quarter 2013	Operating Properties Table
(Unaudited)

Property Name	Location	Year Built/ Renovated (1)	Date Acquired	Number of Units	Average Unit Size (Sq. Ft.)	Average Physical Occupancy (2)

The Pointe at Canyon Ridge	Sandy Springs, GA	1986/2007	09/18/08	494	920	96.4%
Arbors River Oaks	Memphis, TN	1990/2010	06/09/10	191	1,136	94.1%
The Estates at Perimeter (3)	Augusta, GA	2007	09/01/10	240	1,109	93.9%
Lakeshore on the Hill	Chattanooga, TN	1969/2005	12/14/10	123	1,168	96.6%
The Trails of Signal Mountain	Chattanooga, TN	1975	05/26/11	172	1,185	97.4%
Post Oak	Louisville, KY	1982/2005	07/28/11	126	881	96.4%
The Beckanna on Glenwood (4)	Raleigh, NC	1963/2006	10/31/11	255	729	91.8%
Mercé Apartments	Addison, TX	1991/2007	10/31/11	114	653	97.8%
Park at Fox Trails	Plano, TX	1981	12/06/11	286	960	97.2%
Terrace at River Oaks (5)	San Antonio, TX	PI: 1982 PII: 1983	12/21/11	314	1,015	90.5%
Estates at Millenia	Orlando, FL	2012	12/03/12	297	952	94.1%
Westmont Commons	Asheville, NC	2003&2008	12/12/12	252	1,009	97.4%
Vintage at Madison Crossing	Huntsville, AL	2002	03/04/13	178	1,047	96.6%
St. James at Goose Creek	Goose Creek, SC	2009	05/16/13	244	976	97.4%
Creekstone at RTP	Durham, NC	2013	05/17/13	256	1,043	97.7%
Talison Row (6)	Charleston, SC	2013	08/26/13	274	989	-
Fountains Southend (6)	Charlotte, NC	2013	09/24/13	208	844	-

Total / Weighted Average				4,024	975	95.5%

	Three Months Ended September 30, 2013	Nine Months Ended Setpember 30, 2013

Total operating properties (end of period)	16	16
Total operating apartment units (end of period)	4,024	4,024
Total operating apartment units - wholly owned, continuing operations (end of period)	3,215	3,215
Total operating apartment units (weighted average)	3,660	3,291
Total operating apartment units - wholly owned, continuing operations (weighted average)	2,851	2,482

1 The extent of the renovations included within the term “renovated” depends on the individual apartment community, but “renovated” generally refers to the replacement of siding, roof, wood, windows or boilers, updating of gutter systems, renovation of leasing centers and interior rehabilitation, including updated appliances, countertops, vinyl plank flooring, fixtures, fans and lighting, or some combination thereof.

2 Average physical occupancy represents the average for the three months ended September 30, 2013 of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community.

3 We own a 50% interest in this apartment community through an unconsolidated joint venture.

4 We have entered into a binding contract for the disposal of this property, which is expected to close during the fourth quarter.  While we do have a definitive agreement to dispose of this property, the closing is subject to certain conditions and as such we can provide no assurance that we will be able to do so.

5 We have entered into a definitive agreement for the disposal of this property, which is expected to close during the fourth quarter. While we do have a definitive agreement to dispose of this property, the closing is subject to certain conditions and as such we can provide no assurance that we will be able to do so.

6 We acquired these apartment communities during the third quarter, and as such, average physical occupancy for these communities has been excluded from this table.

Trade Street Residential, Inc.
3rd Quarter 2013	Same Store Comparisons(1)
(Unaudited)

	Year-to date Comparisons
	Nine months ended September 30,
	2013	2012	% Change

Revenues	$11,114,854	$10,485,259	6.0%
Expenses	5,205,356	5,141,939	1.2%
Net operating income (NOI) (2)	$5,909,498	$5,343,320	10.6%

Average physical occupancy (3)	96.2%	93.6%	2.8%

Average monthly rental rate (4)	$788	$769	2.5%

	Quarter to Quarter Comparisons
	Three months ended September 30,
	2013	2012	% Change

Revenues	$3,783,599	$3,576,728	5.8%
Expenses	$1,778,708	$1,850,983	-3.9%
Net operating income (NOI) (2)	$2,004,891	$1,725,745	16.2%

Average physical occupancy (3)	96.5%	95.4%	1.1%

Average monthly rental rate (4)	$798	$777	2.7%

	Sequential Quarter Comparisons
	Three months ended
	September 30, 2013	June 30, 2013	% Change

Revenues	$3,783,599	$3,728,856	1.5%
Expenses	$1,778,708	$1,771,131	0.4%
Net operating income (NOI) (2)	$2,004,891	$1,957,725	2.4%

Average physical occupancy (3)	96.5%	96.7%	-0.2%

Average monthly rental rate (4)	$798	$787	1.4%

1 We define “Same Store” as properties owned and stabilized since January 1, 2012 through September 30, 2013 excluding properties held for sale. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2012 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2012 were excluded from the same store portfolio.

2 See page 17 for the Company's definition of this non-GAAP measure and page 19 for a reconciliation fo this non-GAAP measure to net loss attributable to common stockholders.

3 Average physical occupancy for the periods presented represent the average of the total number of units occupied at each apartment community during the respective period divided by the total number of units at each apartment community.

4 Average rental rates for the periods presented are the Company’s market rents after “loss to lease” and concessions but before vacancy, discounted employee units, model units, and bad debt for the respective periods.

Trade Street Residential, Inc.
3rd Quarter 2013	Same Store Operating Expense Comparisons
(Unaudited)

	Year-to date Comparisons
	Nine months ended September 30,
	2013	2012	$ Change	% Change	% of 2013 Actual

Property taxes	$1,328,687	$1,325,966	2,721	0.2%	25.5%
Salaries and benefits for on-site employees	1,523,566	1,331,721	191,845	14.4%	29.3%
Utilities	778,885	841,507	(62,622)	(7.4%)	15.0%
Repairs and maintenance	426,689	308,224	118,465	38.4%	8.2%
Make Ready/turnover	294,622	440,609	(145,987)	(33.1%)	5.7%
Property insurance	230,367	264,331	(33,964)	(12.8%)	4.4%
Other	622,540	629,581	(7,041)	(1.1%)	12.0%
Total Same Property	$5,205,356	$5,141,939	$63,417	1.2%	100.0%

	Quarter to Quarter Comparisons
	Three months ended September 30,
	2013	2012	$ Change	% Change	% of 2013 Actual

Property taxes	$412,545	$498,047	(85,502)	(17.2%)	23.2%
Salaries and benefits for on-site employees	508,121	470,702	37,419	7.9%	28.6%
Utilities	268,352	329,187	(60,835)	(18.5%)	15.1%
Repairs and maintenance	180,893	130,311	50,582	38.8%	10.2%
Make Ready/turnover	123,568	139,271	(15,703)	(11.3%)	6.9%
Property insurance	81,761	77,402	4,359	5.6%	4.6%
Other	203,468	206,063	(2,595)	(1.3%)	11.4%
Total Same Property	$1,778,708	$1,850,983	$(72,275)	-3.9%	100.0%

	Sequential Quarter Comparisons
	Three months ended
	September 30, 2013	June 30, 2013	$ Change	% Change	% of 2013 Actual

Property taxes	$412,545	$461,289	(48,744)	(10.6%)	23.2%
Salaries and benefits for on-site employees	508,121	506,372	1,749	0.3%	28.6%
Utilities	268,352	243,768	24,584	10.1%	15.1%
Repairs and maintenance	180,893	169,372	11,521	6.8%	10.2%
Make Ready/turnover	123,568	103,138	20,430	19.8%	6.9%
Property insurance	81,761	81,961	(200)	(0.2%)	4.6%
Other	203,468	205,231	(1,763)	(0.9%)	11.4%
Total Same Property	$1,778,708	$1,771,131	$7,577	0.4%	100.0%

Trade Street Residential, Inc.
3rd Quarter 2013	Acquisitions and Dispositions / Land Investments
(Unaudited)

Acquisitions:

					Debt
			Date		Balance
Property	Location	Units	Acquired	Gross Price	September 30, 2013

Fountains Southend	Charlotte, CN	208	9/24/2013	$34,000,000	$30,000,000
Talison Row	Charleston, SC	274	8/26/2013	48,050,000	33,635,000
Creekstone at RTP	Durham, NC	256	5/17/2013	35,800,000	23,250,000
St. James at Goose Creek	Goose Creek, SC	244	5/16/2013	27,400,000	19,000,000
Vintage at Madison Crossing	Huntsville, AL	178	3/4/2013	15,250,000	11,437,000
Sunnyside	Panama City Beach, FL	Land	1/30/2013	1,600,000	-
Total acquisitions for the nine months ended September 30, 2013				$162,100,000	$117,322,000

Dispositions:

			Date		Gain
Property	Location	Units	Sold	Gross Price	Realized

Fontaine Woods - 70% interest	Chattanooga, TN	263	3/1/2013	$10,500,000	$1,595,775
Oak Reserve at Winter Park	Winter Park, FL	142	6/12/2013	11,710,000	487,719
Total dispositions for the nine months ended September 30, 2013				$22,210,000	$2,083,494

Land held for future development:

				Carrying
		Planned		Value as of
Project	Location	Units	Acreage	September 30, 2013

The Estates at Maitland	Maitland, FL	416	6.1	$10,000,000
Estates at Millenia - Phase II	Orlando, FL	403	7.0	12,961,163
Midlothian Town Center - East	Midlothian, VA	238	8.4	8,236,698
Venetian	Fort Myers, FL	436	23.0	11,051,729
Sunnyside	Panama City Beach, FL	212	22.0	1,497,353
Total land held for future development:		1,705	66.5	$43,746,943

Acquisition pipeline:

			Anticipated	Contract
		Planned	Close	Purchase
Project	Location	Units	Date	Price

The Avenues of Craig Ranch	McKinney, TX	334	12/31/2013	$42,375,000
Miller Creek	Germantown, TN	330	11/30/2013	43,750,000
Estates at Wake Forest	Wake Forest, NC	288	1/31/2014	37,250,000
Total acquisition pipeline:		952		$123,375,000

Trade Street Residential, Inc.
3rd Quarter 2013	Debt Summary
(Unaudited)

Debt Maturities as of September 30, 2013(1):

	Scheduled Repayments			% of
Year	Amortization	Maturities	Total	Total

Fourth Quarter 2013	$165,703	$-	$165,703	0.1%
2014	876,131	69,150,000	70,026,131	27.6%
2015	1,664,553	-	1,664,553	0.7%
2016	2,850,475	13,000,000	15,850,475	6.2%
2017	3,278,397	-	3,278,397	1.3%
Thereafter	162,770,547	-	162,770,547	64.1%
Total	$171,605,806	$82,150,000	$253,755,806	100.0%

Floating vs. Fixed Rate Debt(1):

			Weighted Average
	Balance	% of	Interest	Years to
	September 30, 2013	Total	Rate	Maturity

Fixed rate debt	$146,094,060	57.6%	4.05%	9.50
Floating rate debt	107,661,746	42.4%	4.91%	1.87
Total	$253,755,806	100.0%	4.41%	6.26

Unconsolidated Debt:

	Balance	YTD	Interest
Property	September 30, 2013	Amortization	Rate	Maturity

The Estates at Perimeter(2)	$17,676,465	$220,059	4.245%	7/1/2015

(1) Wholly owned, continuing operations.

(2) Reflects 100% of debt, JV interest is 50%.

Trade Street Residential, Inc.
3rd Quarter 2013	Capitalized Costs Summary
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013		2013
	Total	Per Unit	Total	Per Unit
Recurring capital expenditures:

Flooring & Carpeting	$172,304	$60	$374,787	$151
Appliances	34,987	12	103,188	42
HVAC	-	-	57,835	23
Other	3,391	1	27,373	11
Total recurring capital expenditures	$210,682	$73	$563,183	$227

Non-recurring capital expenditures:

Plumbing	$-	$-	$386,657	$156
Renovations	96,127	34	267,615	108
Furniture, Fixtures and Equipment	-	-	111,767	45
Other	120,613	42	137,806	56
Total non-recurring capital expenditures	$216,740	$76	$903,845	$365

Weighted average units - wholly owned, continuing operations		2,851		2,482

Trade Street Residential, Inc.
3rd Quarter 2013	Non-GAAP Financial Measures and Reconciliations
(Unaudited)

The supplemental financial data contained in this document contains certain non-GAAP financial measures management believes are useful in understanding our business and evaluating our performance. Our definitions and calculations of these non-GAAP financial measures may differ from those of other equity REIT's, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

Funds from Operations ("FFO")

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company presents FFO attributable to common stockholders because management considers it to be an important supplemental measure of the Company’s operating performance, believes it assists in the comparison of the Company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the Company also excludes the impact of noncontrolling interests, only as they relate to operating partnership units, in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. In October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO and prior periods should be restated to be consistent with this guidance.

Core Funds from Operations ("Core FFO")

The Company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO includes adjustments to exclude the impact of straight-line adjustment for ground leases, gains/losses on extinguishment of debt, transaction costs related to acquisitions and reorganization, non-cash expense arising from the granting of restricted stock and severance costs. The Company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the Company’s assets. In addition the Company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO. A reconciliation of net income (loss) attributable to common stockholders to FFO and Core FFO attributable to common stockholders is included in the financial tables accompanying this press release.

Trade Street Residential, Inc.
3rd Quarter 2013	Non-GAAP Financial Measures and Reconciliations
(Unaudited)

Net Operating Income ("NOI")

We believe that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization as well as property management fees paid to third parties, as such fees were paid prior to the recapitalization and will not be incurred in the future since we are now self-administered and self-managed. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. In addition, results for 2013 and 2012 represents continuing operations and; therefore, excludes NOI from discontinued operations (Oak Reserve at Winter Park, The Beckanna on Glenwood, Fontaine Woods, Estates of Mill Creek, and Terrace at River Oaks).

The following table reflects same store and non same store contributions to consolidated NOI together with a reconciliation of NOI to net income (loss) attributable to common stockholders, as computed in accordance with GAAP:

Trade Street Residential, Inc.
3rd Quarter 2013	NOI Bridge
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Property Revenues (1)
Same Store (7 properties)	$3,783,599	$3,576,728	$11,114,854	$10,485,259
Non Same Store (9 properties)	4,243,595	-	8,634,340	-

Total property revenues	8,027,194	3,576,728	19,749,194	10,485,259

Property Expenses (1)
Same Store (7 properties)	$1,778,708	$1,850,983	$5,205,356	$5,141,939
Non Same Store (9 properties)	1,818,313	-	3,761,548	-

Total property expenses	3,597,021	1,850,983	8,966,904	5,141,939

Net Operating Income (1)(2)
Same Store (7 properties)	$2,004,891	$1,725,745	$5,909,498	$5,343,320
Non Same Store (9 properties)	2,425,282	-	4,872,792	-

Total property net operating income	$4,430,173	$1,725,745	$10,782,290	$5,343,320

Reconciliation of NOI to GAAP Net Loss

Total property net operating income	$4,430,173	$1,725,745	$10,782,290	$5,343,320
Property management fees paid to third parties	-	(84,845)	-	(328,895)
Property NOI, continuing operations	4,430,173	1,640,900	10,782,290	5,014,425
Other income	26,374	19,198	69,933	247,969
Gain on bargain purchase	6,900,000	-	6,900,000	-
Depreciation and amortization	(3,312,373)	(772,483)	(8,479,325)	(3,554,154)
Interest expense	(2,210,066)	(1,202,170)	(6,110,105)	(2,509,116)
Amortization of deferred financing costs	(274,939)	(221,396)	(993,789)	(312,474)
Loss on extinguishment of debt	-	-	(1,145,657)	(537,938)
General and administrative	(3,112,591)	(865,837)	(6,510,773)	(1,482,572)
Asset impairment losses	-	-	(613,120)	-
Acquisition and recapitalization costs	(472,390)	-	(916,076)	(1,851,459)
Income (loss) from unconsolidated joint venture	(13,254)	2,043	41,674	41,277
Income (loss) from continuing operations	1,960,934	(1,399,745)	(6,974,948)	(4,944,042)
Discontinued operations	(80,023)	(336,739)	1,696,421	(1,636,834)
Net income (loss)	1,880,911	(1,736,484)	(5,278,527)	(6,580,876)
Income (loss) allocated to noncontrolling interests	(257,497)	381,668	911,221	1,169,980
Adjustments related to earnings per share computation (3)	(263,658)	(160,920)	8,488,517	(214,561)
Income (loss) attributable to common stockholders	$1,359,756	$(1,515,736)	$4,121,211	$(5,625,457)

Income from Discontinued Operations
Property revenues	1,325,455	3,165,962	5,115,263	9,185,782
Property expenses	(1,059,648)	(1,659,298)	(3,119,842)	(4,668,392)
Property net operating income	265,807	1,506,664	1,995,421	4,517,390
Other expenses	(9,009)	(87,740)	(46,070)	(353,600)
Depreciation and amortization	-	(775,347)	(440,115)	(3,229,292)
Interest expense	(234,240)	(876,645)	(1,395,392)	(2,206,700)
Amortization of deferred financing costs	-	-	(46,277)	(80,070)
Loss on extinguishment of debt	-	-	(8,206)	-
Deferred portion of ground lease amortization	(102,581)	(103,671)	(308,834)	(284,562)
Gain on sale of discontinued operations	-	-	1,945,894	-
Income (loss) from discontinued operations	(80,023)	(336,739)	1,696,421	(1,636,834)

1 The Company defines “Same Store” as properties owned and stabilized since January 1, 2012 through Septembr 30, 2013 excluding properties held for sale. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2012 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2012 were excluded from the same store portfolio.

2 See page 17 for the Company's definition of this non-GAAP measure.

3 See notes B and J to condensed consolidated financial statements as filed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

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